UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: July 25, 2006

HEALTHBRIDGE, INC.

(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

000-30377 (Commission File Number)	06-1538201 (IRS Employer Identification Number)

Nora Coccaro, Chief Executive Officer
2610-1066 West Hastings Street, Vancouver, British Columbia V6E 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES

Healthbridge, Inc. (the “Company”) commenced Regulation D and Regulation S equity financings on April 20th, 2006, to raise up to an aggregate of $10,000,000, though the sale of $6.00 units. The units were comprised of 10 shares of common stock and 5 share purchase warrants, which warrants are exercisable at $1.00 for a period of 3 years from the date of grant. The proceeds of the financings are to be used for the development of oil and gas leases in connection with the acquisition of Providence Exploration, LLC. The Company closed the equity financing on July 21, 2006.

On July 25, the Company authorized the issuance of 6,656,950 restricted shares of common stock and authorized the delivery of 3,328,475 share purchase warrants, for cash consideration of $3,973,170 in connection with the Regulation D equity financing, to 117 investors pursuant to the exemptions from registration provided by Regulation D of the Securities Act of 1933, as amended (“Securities Act”). The Regulation D equity financing was comprised of units sold in the United States to accredited investors.

The Company complied with the requirements of Rule 506 of Regulation D of the Securities Act for the Regulation D equity financing by: (i) foregoing any general solicitation or advertising to market the securities; (ii) selling only to accredited investors; (iii) having not violated antifraud prohibitions with the information provided to offerees; (iv) being available to answer questions by offerees; (v) issuing restricted securities to investors, which securities cannot be sold for at least a year without registration; and (vi) filing a Form D with the Securities and Exchange Commission.

On July 25, the Company authorized the issuance of 6,864,640 restricted shares of common stock and authorized the delivery of 3,432,320 share purchase warrants, for cash consideration of $4,139,784 in connection with the Regulation S equity financing, to 41 investors pursuant to the exemptions from registration provided by Regulation S of the Securities Act. The Regulation S equity financing included units sold outside of the United States to non-US investors.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the “issuer safe harbor”), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the “resale safe harbor”). An offer, sale or resale of securities that satisfies all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S. The distribution compliance period for shares sold in reliance on Regulation S is one year.

The Company complied with the requirements of Regulation S of the Securities Act for the Regulation S equity financing by: (i) having no directed offering efforts made in the United States, (ii) offering only to offerees who were outside of the United States at the time the securities were issued, and (iii) ensuring that the investors to whom the restricted securities were issued were non-U.S. investors with addresses in foreign countries.

The Company has agreed to pay brokers a commission on proceeds from the equity financings of approximately $425,000 in cash and approximately 327,000 in share purchase warrants, which warrants are exercisable at $0.72 a share for a period of 3 years from the date of grant. The warrants will be granted to the respective brokers pursuant to Regulation D or S of the Securities Act as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2006

Healthbridge, Inc.

By: /s/ Nora Coccaro

Name: Nora Coccaro

Title: Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer